UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2014

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On April 14, 2014, Zebra Technologies Corporation, a Delaware corporation (“Zebra”), and Motorola Solutions, Inc., a Delaware corporation (“Seller”), entered into a Master Acquisition Agreement (the “Master Acquisition Agreement”), an Intellectual Property Agreement (the “IP Agreement”) and an Employee Matters Agreement (the “Employee Matters Agreement” and collectively, the “Principal Agreements”). The following description of the Principal Agreements does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Master Acquisition Agreement, which is attached hereto as Exhibit 2.1, the IP Agreement, which is attached hereto as Exhibit 10.1, and the Employee Matters Agreement, which is attached as Exhibit 10.2, each of which incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Principal Agreements, which have been approved by Zebra’s board of directors, Zebra has agreed to acquire (the “Acquisition”) Motorola’s Enterprise business (the “Enterprise Business”). Certain assets of the Seller relating to the Enterprise Business will be excluded from the transaction and retained by the Seller, including the Seller’s iDEN infrastructure business, and other assets and certain liabilities as specified in the definitive agreement.

The Acquisition is structured as a combination of stock and asset sales and a merger of certain U.S. entities. Upon the closing of the Acquisition, Zebra will pay to Seller $3.45 billion in cash, subject to a working capital adjustment. In addition, Zebra will assume certain liabilities related to the Enterprise Business under the terms of the Principal Agreements.

Completion of the Acquisition is subject to various conditions, including, among others, (i) no order or other legal restraint or prohibition being in effect that would prohibit or prevent the transactions from being consummated; (ii) no legal proceeding having been commenced by any governmental entity that seeks to prevent, prohibit or make illegal the transactions to be consummated; (iii) certain specified filings with governmental entities having been made; (iv) all consents and approvals of certain specified governmental entities having been obtained; and (v) the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act having expired or otherwise having been terminated. Each party’s obligation to consummate the Acquisition is also subject to certain additional conditions, including performance in all material respects by the other party of its obligations under the Principal Agreements.

The Master Acquisition Agreement contains representations, warranties and covenants of Seller and Zebra, including, among others, covenants (a) of Seller to conduct the Enterprise Business and hold for use the acquired assets in the ordinary course during the interim period between the execution of the Master Acquisition Agreement and completion of the Acquisition, (b) of Seller not to engage in certain transactions with respect to the Enterprise Business during the interim period except with the written consent of Zebra, (c) of the Seller not to, and not to permit its affiliates to, compete with the Enterprise Business (subject to certain exceptions) for a period of three years after the closing date, under the terms specified in the Master Acquisition Agreement and (d) of the parties to cooperate fully in taking all actions necessary, proper or advisable to consummate the transactions contemplated by the Master Acquisition Agreement.

The IP Agreement provides for the assignment of certain intellectual property assets used in or related to the Enterprise Business from Seller and certain of its affiliates to certain Zebra affiliates. Seller and Zebra (and certain of their respective affiliates) also grant to each other licenses to certain intellectual property assets under the IP Agreement. Moreover, the IP Agreement contains certain representations and warranties regarding intellectual property, including with respect to title of intellectual property assets, encumbrances, non-infringement, and material intellectual property contracts, among others.

The Employee Matters Agreement provides for certain future employment opportunities, including the provision of compensation and certain benefits for the U.S. and non-U.S. based employees of the Enterprise Business. The Employee Matters Agreement also provides for the allocation of certain employment and benefit plan liabilities related to the Enterprise Business and contains certain representations and warranties regarding employment and benefit plan matters.

Zebra intends to fund the Acquisition and the related fees, commissions and expenses with a combination of cash on hand and new financing. Concurrently with the signing of the Master Acquisition Agreement, Zebra entered into a financing commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (the “Lender”) to fund up to $2.0 billion under a new senior secured term loan facility, up to $250 million under a new senior secured revolving credit facility, and up to $1.25 billion under a bridge facility (less the aggregate proceeds of new unsecured senior notes that would be issued in a Rule 144A offering) (together, the “Financing”). Zebra expects the financing under the Commitment Letter, together with cash balances, to be sufficient to provide the financing necessary to consummate the Acquisition. The financing commitment of the Lender is subject to certain conditions set forth in the Commitment Letter. This summary of the terms of the Commitment Letter and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Commitment Letter, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Zebra has agreed to use reasonable best efforts to obtain the Financing and Seller has agreed to reasonably cooperate in Zebra’s efforts to obtain the Financing. There is no financing condition to the Acquisition. However, in the event of a Financing Failure (as defined in the Master Acquisition Agreement) and subsequent termination of the Master Acquisition Agreement Seller may be entitled to a termination fee in the amount of $250 million as Seller’s sole and exclusive remedy. In circumstances where the fee is not the sole and exclusive remedy, the Seller will have available to it all other remedies as permitted by the Master Acquisition Agreement.

The Master Acquisition Agreement contains certain termination rights for both Zebra and Seller, including if the initial closing of the Acquisition has not occurred by April 13, 2015.

The Principal Agreements and the Commitment Letter are included to provide security holders with information regarding their terms. They are not intended to provide any other factual information about Zebra, Seller or their respective subsidiaries and affiliates or the Enterprise Business. These agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to each such agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the applicable agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the agreements, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in such agreements, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the agreement or such other date or dates as may be specified in the agreement. Accordingly, investors you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Zebra, Seller, their respective subsidiaries and affiliates or the Enterprise Business.

Many of these risks, uncertainties and assumptions are beyond Zebra’s ability to control or predict. Because of these risks, uncertainties and assumptions, investors should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made, and Zebra undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning Zebra and the proposed Acquisition are expressly qualified in their entirety by the cautionary statements above.

Additional Information And Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investors and stockholders will be able to obtain free copies of the other documents containing important information about Zebra, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Zebra makes available free of charge at www.zebra.com (in the “Investor Relations” section) copies of materials it files with, or furnishes to, the SEC.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

2.1	Master Acquisition Agreement, dated as of April 14, 2014, by and among Zebra Technologies Corporation and Seller.*

10.1	Intellectual Property Agreement, dated as of April 14, 2014, by and among Zebra Technologies Corporation and Seller.*

10.2	Employee Matters Agreement, dated as of April 14, 2014, by and among Zebra Technologies Corporation and Seller.*

10.3	Commitment Letter, dated April 14, 2014, by and among Zebra Technologies Corporation and Morgan Stanley Senior Funding, Inc.

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

	By:	/s/ Jim Kaput
Date: April 16, 2014	Name:	Jim Kaput
	Title:	SVP and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Master Acquisition Agreement, dated as of April 14, 2014, by and among Zebra Technologies Corporation and Seller.*

10.1	Intellectual Property Agreement, dated as of April 14 , 2014, by and among Zebra Technologies Corporation and Seller.*

10.2	Employee Matters Agreement, dated as of April 14, 2014, by and among Zebra Technologies Corporation and Seller.*

10.3	Commitment Letter, dated April 14, 2014, by and among Zebra Technologies Corporation and Morgan Stanley Senior Funding, Inc.

*	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request.